Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

MED EIBY Holding Co., Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
	Equity	Ordinary shares, par value $0. 000002 per share(5)	Rule 457(a)	4,000,000	$5.00	$20,000,000	0.0001102	$2,204.00
Fees to Be Paid	Equity	Representative’s warrants(3)	Rule 457(g)	–	–	–	–	–
	Equity	Ordinary shares underlying the representative’s warrants(4)	Rule 457(a)	200,000	$5.00	$1,000,000	0.0001102	$110.20
	Total Offering Amounts					$24,400,000		$2,314.20
	Total Fees Previously Paid							$2688.88
	Total Fee Offset							$0
	Net Fee Due							$0

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby an indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.
(3)	No fee required pursuant to Rule 457(g) of the Securities Act.
(4)	Representing Ordinary Shares underlying underwriter’s warrants to purchase up to an aggregate of 5% of the Ordinary Shares sold in the offering, at an exercise price equal to the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is $1,000,000. The Ordinary Shares underlying the underwriter’s warrants are exercisable within five (5) years from the issuance. For additional information regarding our arrangement with the underwriter, please see “Underwriting” beginning on page 184.
(5)	Includes (a) 4,000,000 Ordinary Shares; and (b) the par value of Ordinary Shares reflects a 500-for-1 forward split of our ordinary shares approved by our shareholders and board of directors on February 22, 2023.